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EXHIBIT 23.1

ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
24/7 Real Media, Inc.:

        We consent to incorporation by reference in the registration statements (Nos. 333-112729, 333-111991, 333-109925, 333-108422, 333-106252, 333-100583, 333-89985, 333-47074, and 333-34020) on Form S-3 and (Nos. 333-100582, 333-87714, 333-83287, 333-66995, 333-56308, and 333-35306) on Form S-8 of 24/7 Real Media, Inc. of our report dated February 20, 2004, relating to the consolidated balance sheets of 24/7 Real Media, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows, for each of the years in the two-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K/A of 24/7 Real Media, Inc.

/s/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York
March 24, 2004

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  EXHIBIT 23.1
ACCOUNTANTS' CONSENT